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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 10, 1996, which appears on Page 14 of the 1995 Annual Report to Shareholders of North American Scientific, Inc. which is incorporated by reference in North American Scientific, Inc.'s Annual Report on Form 10-KSB for the year ended October 31, 1995.



/s/ Price Waterhouse LLP
Price Waterhouse LLP


Costa Mesa, California
October 15, 1996